SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 2010

MEDIFAST, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23016	13-3714405
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Ident. No.)

11445 Cronhill Drive, Owing Mills, Maryland	21117
(Address of principal executive offices)	(Zip Code)

                Registrant's telephone number, including area code (410)-581-8042

.
(Former name or former address, if changed since last report.)

Item 8.01    Other Events

The Medifast Annual Meeting of Shareholders was held on October 8, 2010 at the Hyatt Regency Chesapeak Bay Resort, located at 100 Heron Blvd., Cambridge, MD  21613.  The shareholders voted the following directors to the Board of Directors of Medifast, Inc.

Class I Directors:

Charles P. Connolly ** (98% of shareholders voted FOR)
Jason L. Groves** (98% of shareholders voted FOR)
Bradley T. MacDonald (99% of shareholders voted FOR)
John P. McDaniel ** (93% of shareholders voted FOR)
Donald F. Reilly ** (99% of shareholders voted FOR)

Class I Directors will hold office for a three-year period until 2013.

Directors elected for a one year term:

Harvey C. Barnum, ** (99% of shareholders voted FOR)
Jerry D. Reece ** (93% of shareholders voted FOR)

** Independent Director; independence in accordance and as determined by the rules of the New York Stock Exchange.  After the election, the Company has ten independent directors and four non-independent directors.

The shareholders approved the appointment of McGladrey & Pullen, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010.   (99% of shareholders voted FOR)

Additionaly, the shareholders ratified the previously approved amended and restated Bylaws of Medifast, Inc. (62% of shareholders voted FOR)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

Dated: October 12, 2010

/s/ Brendan N. Connors
Brendan N. Connors
Chief Financial Officer